Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Reports Fiscal Second Quarter 2020 Financial Results
System-wide Comparable Restaurant Sales Turn Positive in the Fiscal Third Quarter to Date Operating Performance Optimized during the Second Quarter 2020
Reduces Outstanding Debt, Net of Cash, by Over $9 Million

Lake Forest, CA. July 23, 2020 – Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American quick service restaurant chain by units in the United States, today reported fiscal second quarter 2020 financial results for the 12-week period ending June 16, 2020 and provided a business update related to the impact of COVID-19.

Management Commentary

John D. Cappasola, Jr., President and Chief Executive Officer of Del Taco, commented, “Our restaurant teams, franchise partners and support staff are doing exceptional work supporting our people, serving our guests and strengthening our brand as we successfully navigate the business recovery phase of our strategy while preparing for brand acceleration. Despite the pandemic-induced headwind affecting our industry, our system-wide comparable restaurant sales continue to improve sequentially and are slightly positive thus far in the fiscal third quarter, led by our franchise base who is sustaining positive comparable restaurant sales across a broad 14 state geographic footprint.”

Cappasola continued, “Importantly, the sequential company comparable restaurant sales improvement paired with strong cost controls helped optimize restaurant contribution and Adjusted EBITDA performance during the second quarter. This performance, coupled with the deferral of certain non-essential capital expenditures, enabled us to reduce our outstanding debt, net of cash, at the end of the second quarter by over $9 million and maintain a relatively stable net debt to Adjusted EBITDA leverage ratio compared to the end of fiscal 2019. Our financial stability and profitability improvements have allowed us to reinforce our people-centric culture by paying company General Managers healthy second quarter bonuses and introducing an enhanced employee meal program to reward our restaurant teams for their leadership and dedication to serving their communities.”

Cappasola concluded, “As 2020 progresses we will further optimize performance while laying the groundwork for brand acceleration. We plan to leverage our QSR+ strengths with innovation across our powerful barbell menu, expand our engagement in social and digital channels, and further our strategy to be a trusted and safe brand for our guests and employees. Next week, we will launch New Crispy Chicken, a unique protein within the Mexican QSR category, which will debut on the Del’s Dollar Deals menu as a new $1 Crispy Chicken Taco and in a New $5 Epic Burrito with Fresh Guacamole. We are excited to bring this new protein to market on the heels of a recent successful launch of Fresh Guacamole.”

Fiscal Second Quarter 2020 Comparable Restaurant Sales

	Twelve weeks ended June 16, 2020	Four weeks ended April 21, 2020	Four weeks ended May 19, 2020	Four weeks ended June 16, 2020
Company-operated	-12.6%	-23.9%	-10.4%	-3.7%
Franchised	-7.2%	-22.7%	-2.9%	3.5%
System-wide	-10.1%	-23.4%	-6.9%	-0.3%

The results in the table above are compared to the comparable prior year period.

Fiscal Second Quarter 2020 Highlights

•System-wide comparable restaurant sales decreased 10.1%;
◦Company-operated comparable restaurant sales decreased 12.6%;
◦Franchised comparable restaurant sales decreased 7.2%;
•Total revenue of $104.6 million, representing a 13.9% decline from the fiscal second quarter 2019;
•Company-operated restaurant sales of $95.3 million, representing a 15.1% decline from the fiscal second quarter 2019;
•Net loss of $0.6 million, or $0.02 per diluted share, compared to net income of $2.1 million, or $0.06 per diluted share, in the fiscal second quarter 2019;
•Adjusted net loss* of $0.1 million, or $0.00 per diluted share, compared to adjusted net income* of $5.4 million, or $0.15 per diluted share, in the fiscal second quarter 2019;
•Restaurant contribution* margin of 16.4% compared to 19.0% in the fiscal second quarter 2019;
•Adjusted EBITDA* of $12.1 million compared to $16.7 million in the fiscal second quarter 2019; and
•One company-operated and two franchise restaurant closures. Del Taco also refranchised one restaurant to an existing franchisee.

* Adjusted net income/loss, restaurant contribution, and adjusted EBITDA are non-GAAP measures and defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.

Cash and Liquidity

During the fiscal second quarter 2020, Del Taco reduced its outstanding borrowing on its revolving credit facility to $145 million, consistent with its revolving credit facility balance at the end of fiscal year 2019. At the end of the second fiscal quarter the Company’s debt, net of cash, totaled $133.8 million compared to $143.4 million at the end of fiscal year 2019, representing a reduction of approximately $9.6 million and a relatively stable net debt to Adjusted EBITDA* leverage ratio. This performance has allowed us to maintain meaningful financial cushion with respect to our lease adjusted leverage and fixed charge coverage covenants which the Company currently expects to maintain.

As of July 23, Del Taco had over $12 million in cash on hand and $87.7 million of remaining availability under its revolving credit facility.

Review of Fiscal Second Quarter 2020 Financial Results

Total revenue decreased 13.9% to $104.6 million compared to $121.5 million in the fiscal second quarter 2019. Comparable restaurant sales decreased 10.1% system-wide, decreased 12.6% at company-operated restaurants, and decreased 7.2% at franchised restaurants.

Net loss was $0.6 million, or $0.02 per diluted share, compared to net income of $2.1 million, or $0.06 per diluted share, last year.

Adjusted net income/loss*, which excludes sublease income for closed restaurants, impairment of long-lived assets, restaurant closure charges, loss on disposal of assets and adjustments to assets held for sale, and other income, was an adjusted net loss* of $0.1 million or $0.00 per diluted share compared to adjusted net income* of $5.4 million or $0.15 per diluted share last year.

Restaurant contribution* was $15.6 million compared to $21.3 million in the fiscal second quarter 2019. As a percentage of company-operated restaurant sales, restaurant contribution margin decreased 260 basis points year-over-year to 16.4%. The decrease was the result of approximately an approximately 80 basis point increase in labor and related expenses and an approximately 240 basis point increase in occupancy and other operating expenses, partially offset by a 60 basis point decrease in food and paper costs.

Adjusted EBITDA* was $12.1 million compared to $16.7 million in the fiscal second quarter 2019.

Portfolio Optimization and Restaurant Development

During the fiscal second quarter 2020, there were one company-operated and two franchise restaurant closures. Del Taco also refranchised one restaurant to an existing franchisee.

One new company-operated restaurant and two new franchised restaurants have already opened in the fiscal third quarter 2020 and there are up to three planned franchised restaurant openings later this year.

Fiscal Year 2020 Guidance Withdrawn

As a reminder, Del Taco previously withdrew guidance for the 52-week fiscal year 2020 ending December 29, 2020. However, the Company expects to demonstrate sequential improvement in year over year restaurant contribution* margin trends during the third and fourth fiscal quarters due to our comparable restaurant sales recovery coupled with sequentially less commodity inflation and a continued focus on managing our other restaurant expenses.

Conference Call and Webcast

A conference call and webcast is scheduled for 4:30 p.m. ET today. Hosting the conference call and webcast will be John D. Cappasola, Jr., President and Chief Executive Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13706145.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution* is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors.

Adjusted EBITDA* is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as impairment of goodwill, trademark and long-lived assets, stock-based compensation expense and restaurant closure charges, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and (ii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors.

Adjusted net income/loss* represents company net income before impairment of goodwill, trademark and long-lived assets, restaurant closure charges, sublease income related to closed restaurants, other income, executive transition costs and loss on disposal of assets and adjustments to assets held for sale, net of tax. Adjusted diluted net income/loss per share* represents company diluted net income per share before impairment of goodwill, trademark and long-lived assets, restaurant closure charges, sublease income related to closed restaurants, other income, executive transition costs and loss on disposal of assets and adjustments to assets held for sale, net of tax.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ: TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant's working kitchen with the value and convenience of a drive-thru. Del Taco's menu items taste better because they are made with quality ingredients like fresh grilled chicken and carne asada steak, hand-sliced avocado, hand-grated cheddar cheese, slow-cooked beans made from scratch, and creamy Queso Blanco. The brand's campaign further communicates Del Taco's commitment to providing guests with the best quality and value for their money through cooking, chopping, shredding and grilling menu items from scratch. Founded in 1964, today Del Taco serves more than three million guests each week at its approximately 600 restaurants across 15 states. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the impact of the COVID-19 pandemic, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations (including minimum wage regulations), food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to successfully execute our portfolio optimization strategy, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Part I. Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II., Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended March 24, 2020, and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 16, 2020	December 31, 2019
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$10,749	$1,421
Accounts and other receivables, net	5,301	3,580
Inventories	2,471	3,123
Prepaid expenses and other current assets	1,776	2,289
Assets held for sale	1,495	8,411
Total current assets	21,792	18,824
Property and equipment, net	150,245	156,921
Operating lease right-of-use assets	253,180	258,278
Goodwill	108,979	192,739
Trademarks	208,400	220,300
Intangible assets, net	10,543	10,827
Other assets, net	4,705	4,568
Total assets	$757,844	$862,457
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,818	$19,652
Other accrued liabilities	41,700	34,577
Current portion of finance lease obligations and other debt	198	220
Current portion of operating lease liabilities	20,667	17,848
Total current liabilities	80,383	72,297
Long-term debt, finance lease obligations and other debt, excluding current portion, net	144,368	144,581
Operating lease liabilities, excluding current portion	256,277	257,361
Deferred income taxes	59,148	69,510
Other non-current liabilities	16,020	16,601
Total liabilities	556,196	560,350
Shareholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 37,122,976 shares issued and outstanding at June 16, 2020; 37,059,202 shares issued and outstanding at December 31, 2019	4	4
Additional paid-in capital	335,912	333,379
Accumulated other comprehensive loss	—	(52)
Accumulated deficit	(134,268)	(31,224)
Total shareholders’ equity	201,648	302,107
Total liabilities and shareholders’ equity	$757,844	$862,457

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(Unaudited)
(In thousands, except share and per share data)

	12 Weeks Ended		24 Weeks Ended
	June 16, 2020	June 18, 2019	June 16, 2020	June 18, 2019
Revenue:
Company restaurant sales	$95,261	$112,180	$195,594	$218,083
Franchise revenue	4,520	4,638	8,911	8,703
Franchise advertising contributions	2,783	3,459	5,994	6,590
Franchise sublease and other income	2,006	1,183	3,881	2,281
Total revenue	104,570	121,460	214,380	235,657
Operating expenses:
Restaurant operating expenses:
Food and paper costs	25,642	30,855	53,937	59,673
Labor and related expenses	31,609	36,338	66,545	72,238
Occupancy and other operating expenses	22,389	23,703	46,797	48,136
General and administrative	9,432	10,849	19,298	21,314
Franchise advertising expenses	2,783	3,459	5,994	6,590
Depreciation and amortization	6,285	5,813	12,422	11,720
Occupancy and other - franchise subleases and other	1,727	993	3,322	1,847
Pre-opening costs	63	155	296	255
Impairment of goodwill	—	—	87,277	—
Impairment of trademarks	—	—	11,900	—
Impairment of long-lived assets	—	3,694	8,287	3,694
Restaurant closure charges, net	499	490	993	1,130
Loss on disposal of assets and adjustments to assets held for sale, net	435	594	557	884
Total operating expenses	100,864	116,943	317,625	227,481
Income (loss) from operations	3,706	4,517	(103,245)	8,176
Other expense (income), net:
Interest expense	1,281	1,722	2,789	3,506
Other income	—	(97)	—	(201)
Total other expense, net	1,281	1,625	2,789	3,305
Income (loss) from operations before provision (benefit) for income taxes	2,425	2,892	(106,034)	4,871
Provision (benefit) for income taxes	3,001	800	(2,990)	1,354
Net (loss) income	(576)	2,092	(103,044)	3,517
Other comprehensive income (loss):
Change in fair value of interest rate cap, net of tax	—	(131)	—	(270)
Reclassification of interest rate cap amortization included in net income, net of tax	7	26	52	47
Total other comprehensive income (loss), net	7	(105)	52	(223)
Comprehensive (loss) income	$(569)	$1,987	$(102,992)	$3,294
(Loss) earnings per share:
Basic	$(0.02)	$0.06	$(2.78)	$0.10
Diluted	$(0.02)	$0.06	$(2.78)	$0.09
Weighted average shares outstanding
Basic	37,086,962	36,821,728	37,081,511	36,988,853
Diluted	37,086,962	37,083,799	37,081,511	37,215,059

Del Taco Restaurants, Inc.
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 16, 2020	June 18, 2019	June 16, 2020	June 18, 2019
Net (loss) income	$(576)	$2,092	$(103,044)	$3,517
Non-GAAP adjustments:
Provision (benefit) for income taxes	3,001	800	(2,990)	1,354
Interest expense	1,281	1,722	2,789	3,506
Depreciation and amortization	6,285	5,813	12,422	11,720
EBITDA	9,991	10,427	(90,823)	20,097
Stock-based compensation expense (a)	1,413	1,676	2,638	3,253
Loss on disposal of assets and adjustments to assets held for sale, net (b)	435	594	557	884
Impairment of goodwill (c)	—	—	87,277	—
Impairment of trademarks (d)	—	—	11,900	—
Impairment of long-lived assets (e)	—	3,694	8,287	3,694
Restaurant closure charges, net (f)	499	490	993	1,130
Amortization of favorable and unfavorable lease assets and liabilities, net (g)	(66)	(23)	(115)	63
Pre-opening costs (h)	63	155	296	255
Sublease income for closed restaurants (i)	(248)	(180)	(498)	(381)
Executive transition costs (j)	—	—	287	—
Other income (k)	—	(97)	—	(201)
Adjusted EBITDA	$12,087	$16,736	$20,799	$28,794

(a)Includes non-cash, stock-based compensation.
(b)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(c)Includes non-cash charges related to impairment of goodwill.
(d)Includes non-cash charges related to impairment of trademarks.
(e)Includes non-cash charges related to impairment of long-lived assets.
(f)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure or net sublease shortfall of a restaurant.
(g)Includes amortization of favorable lease assets and unfavorable lease liabilities.
(h)Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, cash and non-cash rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.
(i)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(j)Includes costs associated with the transition of former Company executives, such as severance expense.
(k)During 2019, other income consists of insurance proceeds related to a fire at a company-operated restaurant.

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 16, 2020	June 18, 2019	June 16, 2020	June 18, 2019
Company restaurant sales	$95,261	$112,180	$195,594	$218,083
Restaurant operating expenses	79,640	90,896	167,279	180,047
Restaurant contribution	$15,621	$21,284	$28,315	$38,036
Restaurant contribution margin	16.4%	19.0%	14.5%	17.4%

Del Taco Restaurants, Inc.
Reconciliation of Income (Loss) from Operations to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 16, 2020	June 18, 2019	June 16, 2020	June 18, 2019
Income (loss) from operations	$3,706	$4,517	$(103,245)	$8,176
Less:
Franchise revenue	(4,520)	(4,638)	(8,911)	(8,703)
Franchise advertising contributions	(2,783)	(3,459)	(5,994)	(6,590)
Franchise sublease income and other	(2,006)	(1,183)	(3,881)	(2,281)
Plus:
General and administrative	9,432	10,849	19,298	21,314
Franchise advertising expenses	2,783	3,459	5,994	6,590
Depreciation and amortization	6,285	5,813	12,422	11,720
Occupancy and other - franchise subleases and other	1,727	993	3,322	1,847
Pre-opening costs	63	155	296	255
Impairment of goodwill	—	—	87,277	—
Impairment of trademarks	—	—	11,900	—
Impairment of long-lived assets	—	3,694	8,287	3,694
Restaurant closure charges, net	499	490	993	1,130
Loss on disposal of assets and adjustments to assets held for sale, net	435	594	557	884
Restaurant contribution	$15,621	$21,284	$28,315	$38,036
Company restaurant sales	$95,261	$112,180	$195,594	$218,083
Restaurant contribution margin	16.4%	19.0%	14.5%	17.4%

Del Taco Restaurants, Inc.
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
(Unaudited)
(In thousands, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 16, 2020	June 18, 2019	June 16, 2020	June 18, 2019
Net (loss) income, as reported	$(576)	$2,092	$(103,044)	$3,517
Sublease income for closed restaurants (a)	(248)	(180)	(498)	(381)
Impairment of goodwill (b)	—	—	87,277	—
Impairment of trademarks (c)	—	—	11,900	—
Impairment of long-lived assets (d)	—	3,694	8,287	3,694
Restaurant closure charges, net (e)	499	490	993	1,130
Loss on disposal of assets and adjustments to assets held for sale, net (f)	435	594	557	884
Other income (g)	—	(97)	—	(201)
Executive transition costs (h)	—	—	287	—
Tax impact of adjustments (i)	(185)	(1,215)	(5,809)	(1,384)
Non-GAAP adjusted net (loss) income	$(75)	$5,378	$(50)	$7,259

(Loss) Earnings per share (as reported):
Basic	$(0.02)	$0.06	$(2.78)	$0.10
Diluted	$(0.02)	$0.06	$(2.78)	$0.09
Weighted average shares outstanding (as reported):
Basic	37,086,962	36,821,728	37,081,511	36,988,853
Diluted	37,086,962	37,083,799	37,081,511	37,215,059

Adjusted earnings per share:
Basic	$—	$0.15	$—	$0.20
Diluted	$—	$0.15	$—	$0.20
Shares used in computing adjusted earnings per share:
Basic	37,086,962	36,821,728	37,081,511	36,988,853
Diluted	37,086,962	37,083,799	37,081,511	37,215,059

(a)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(b)Includes non-cash charges related to impairment of goodwill.
(c)Includes non-cash charges related to impairment of trademarks.
(d)Includes non-cash charges related to impairment of long-lived assets.
(e)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure or net sublease shortfall of a restaurant.
(f)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(g)During 2019, other income consists of insurance proceeds related to a fire at a company-operated restaurant.
(h)Includes costs associated with the transition of former Company executives, such as severance expense.
(i)Represents the income tax associated with the adjustments in (a) through (h) that are deductible for income tax purposes.

Del Taco Restaurants, Inc.
Restaurant Development

	12 Weeks Ended		24 Weeks Ended
	June 16, 2020	June 18, 2019	June 16, 2020	June 18, 2019
Company-operated restaurant activity:
Beginning of period	296	312	300	322
Openings	—	1	2	1
Closures	(1)	(3)	(2)	(3)
Purchased from franchisees	—	—	—	3
Sold to franchisees	(1)	—	(6)	(13)
Restaurants at end of period	294	310	294	310
Franchise-operated restaurant activity:
Beginning of period	300	271	296	258
Openings	—	2	1	6
Closures	(2)	—	(4)	(1)
Purchased from Company	1	—	6	13
Sold to Company	—	—	—	(3)
Restaurants at end of period	299	273	299	273
Total restaurant activity:
Beginning of period	596	583	596	580
Openings	—	3	3	7
Closures	(3)	(3)	(6)	(4)
Restaurants at end of period	593	583	593	583